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                                                              EXHIBIT 4(a)(ii)
                           CERTIFICATE OF TRUST

                                    OF

                        OLD KENT CAPITAL TRUST III


          THIS Certificate of Trust of Old Kent Capital Trust III (the "Trust"), dated as of July 14, 1998, is being duly executed and filed by the undersigned as trustee to form a business trust under the Delaware Business Trust Act (12 Del. C. <Section> 3801, et seq.) (the "Act").

          1. NAME. The name of the business trust formed hereby is Old Kent Capital Trust III.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre
Street, Suite 200, Wilmington, Delaware 19805-1266.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has duly executed this Certificate of Trust as of the date first written above in accordance with the Act.


                                   BANKERS TRUST (DELAWARE),
                                   not in its individual capacity but
                                   solely as trustee of the Trust


                                   By /s/ M. Lisa Wilkins
                                   Name: M. Lisa Wilkins
                                   Title: Assistant Secretary